Exhibit 10.8

Guangdong Huaxing Bank

Network Lending Platform Client Funds Depository Business Cooperation Agreement

YHYHP ZI No. 20170221001

Partner: Sichuan Senmiao Ronglian Technology Limited

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Party A: Guangdong Huaxing Bank Co., Ltd.

Address: No. 533, Tianhe Road, Guangzhou, Guangdong Province

Party B: Sichuan Senmiao Ronglian Technology Limited

Address: 16F, Block A, Shihao Square, Middle Section of Jiannan Avenue, High-Tech Zone, Chengdu

In consideration of clients fund depository business of Guangdong Huaxing Bank for network lending platforms, Party A and Party B enter into this Agreement for the purpose of clarifying each party’s rights and obligations as well as regulating both parties’ business activities through full consultation on the basis of free will, equality, and mutual benefits to comply with.

Article 1 General Provisions on Cooperation

(I)	In case of any conflict between this Agreement and the regulations promulgated by competent regulatory authorities, the regulations promulgated by competent regulatory authorities shall prevail.

(II)	Party A and Party B agree to regard each other as an important business partner, and will be dedicated to cooperation on service innovation with the focus on funds depository service, payment and settlement, customer resources sharing, financial management, and various internet financial business as well as the corresponding promotion and implementation, so as to build a stable cooperation relationship between bank and enterprise on a long term basis.

(III)	Party B agrees to take Party A as the major preferred partner bank and to open account with Party A under its own name.

(IV)	Party A agrees to provide Party B fund depository services generally provided to P2P lending platforms.

Article 2 Terms and Definitions

(I)	“Individual network lending” (hereinafter referred to as “network lending”) means the lending and borrowing directly between individuals through online platform.

(II)	“Individual network lending platform” (hereinafter referred to as “network lending platform”) means the institution operated by Party B, providing intermediary service, including information exchange, match, and credit assessment for investors and borrowers as well as its online platform and system.

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(III)	“Clients Fund depository business” (hereinafter referred to as “depository business”) means a product developed by Party A for satisfying the depository demand of network lending transaction funds; its main functions include account opening, investment, loan release, and repayment. Clients shall independently open an account with Party A upon completion and operation of the system integration by both parties; Party A shall manage and supervise clients’ funds, so as to implement separate management on clients’ funds and the funds of Party B.

(IV)	“Client” means the person who registers with the network lending platform, concludes transactions, and accepts the funds depository services provided by Party A. It shall be divided into investors and borrowers according to supply or demand of funds.

(V)	“Subject” means a financing demand released by the network lending platform.

(VI)	“Bidding” means the process that the investor makes investment on certain subject through the network lending platform, and Party A suspends the payment of the investment funds.

(VII)	“Loan Release” means the process that Party B issues an instruction to Party A to cancel the suspension of payment of all bidding funds for certain subject in the case of fulfillment of the conditions of loan release, and transfer them to the payment account designated by the borrower, and to credit any amount receivable by the institution (if any) to the settlement account of the institution.

(VIII)	“Repayment” means the process that the borrower makes repayment for the investor; Party B issues an instruction to Party A to transfer the amount from the borrower’s account to the investor’s account, and to credit any amount receivable by the institution (if any) to the settlement account of the institution.

(IX)	“Deposit” means the funds paid by Party B to its designed account with Party A as agreed, which will be used for the purpose of indemnification for Party A’s loss of reputation due to Party B’s fault only.

Article 3 Risks

(I)	Party A will not intervene Party B’s business activities, review the subject and client, provide guarantee for the lending and borrowing, be liable for any losses caused to client due to lending, nor take collection of payment or direct deduction;

(II)	Party A will not be liable for any losses and liabilities arising from cease of the service ordered by regulatory authorities.

Article 4 Basic Rules

(I)	The client’s account used for Party B’s network lending transactions shall be an account of the specified type kept with Party A under the client’s name;

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(II)	Party B’s account for receipt of payment from client as agreed shall be the corporate settlement account kept with Party A by Party B;

(III)	Settlement rules of accounts shall be subject to relevant regulations of Party A;

(IV)	One or more clients’ biddings for one subject are acceptable; settlement of the total funds of any subject must be made through the client’s account kept with Party A;

(V)	Any information of Party B’s release of new subject or update of subject status and information shall be informed to Party A on a timely basis;

(VI)	Party B’s information or instruction sent to Party A shall be automatically generated based on the clients’ authorization; the information or instruction shall fully conform to the client’s intention, and shall not contradict the agreement between Party B and the client;

(VII)	Party A has the right to require the client for transaction authentication prior to Party A’s execution of the transaction instruction; authentication methods include but not limited to transaction password and authentication code;

(VIII)	Party B shall use the processing results provided by Party A as the basis of sending out messages and executing instructions;

(IX)	In case of unusual operation of the services due to any reasons not attributable to Party A, such as force majeure or problems with power supply, telecommunication, or network etc., Party A will assist the clients and the lending platform to solve the problem or provide necessary assistance as the case may be; however, Party A will not bear any responsibilities arising thereof.

Article 5 Party A’s Rights and Obligations

(I)	Party A’s Obligations

1.	To provide depository service to Party B as agreed herein, mainly includes:

(1)	To implement management on clients’ funds and the funds of Party B in separate accounts.

(2)	To provide services, including client’ s account opening, bidding, loan release, repayment, and transaction authentication for Party B;

(3)	To provide individual account and relevant services for Party B’s clients;

(4)	To provide service of bank reconciliation for Party B.

2.	To assist Party B in handling of complaints and disputes arising from the depository service;

3.	Unless otherwise specified by laws and regulations or required by regulatory authorities, to keep the materials and the information submitted by Party B confidential.

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(II)	Party A’s Rights

1.	Party A has the right to require Party B to provide the information and relevant data relating to corporate status, business operation, and the lending intermediary services;

2.	Party A has the right to require Party B to pay service fees and the deposit as agreed in Article 7 and 8;

3.	Party A has the right to assist public security and judicial authorities to investigate and freeze the assets involved in any case in accordance with relevant rules and regulations relating to assistance in investigating and freezing on a timely basis, and to corporate with public security and judicial authorities on evidence collection and enforcement;

4.	In any one of the following events, Party A has the right to take one or more measures, including suspension or termination of the cooperation, freezing of the assets involved in any cases, forfeiture of deposit, and filing of claims against Party B based on the actual situation and the economic losses.

(1)	Party B fails to do business honestly, embezzles and defrauds of users’ funds and information, or assists the borrowers to embezzle and defraud of investors’ funds;

(2)	Party B illegally conducts fundraising or takes public deposits;

(3)	Party B commits financial crimes, such as money laundering;

(4)	Party B provides incorrect or false identity certificate, corporate registration information, and business scope;

(5)	Party B violates the basic regulations of depository business;

(6)	There are great risks in the lending transactions involved;

(7)	Party B harms Party A’s reputation;

(8)	Party B fails to pay the service fee and the deposit as agreed;

(9)	Party B shifts the responsibilities in respect of business issues in bad faith, resulting in client complaints, which costs Party A’s additional human resources and financial resources;

(10)	Party B fails to provide the services related to depository business through Party A’s system within 3 months upon completion of Party A’s depository system integration, or fails in terminating the depository, supervision, trust, and payment and settlement business with non-bank institutions within 6 months;

(11)	Other cases in violation of laws and regulations that adversely affect Party A’s interests.

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5.	To optimize and upgrade the system related to the depository business;

6.	To send business information to Party B and its clients.

Article 6 Party B’s Rights and Obligations

(I)	Party B’s Obligations

1.	To conduct all business activities in accordance with the laws and regulations issued by government authorities as well as the administration rules promulgated by regulatory authorities;

2.	To review the qualification of the investor and borrower, the lending and borrowing relationship, and the loan purpose etc., so as to ensure no violation of laws and regulations;

3.	To take effective measures to identify the clients’ identities, proactive detect and report suspicious transaction, and keep clients’ information and transaction records properly;

4.	To establish and complete the rules and regulations in respect of assistance in enquiry and block according to relevant regulations; to assist public security and judicial authorities to investigate and freeze the assets involved in any case on a timely basis, and corporate with public security and judicial authorities on evidence collection and enforcement;

5.	To ensure that any information or instruction issued to Party A is true, accurate, and complete, and deliver the processing result provided by Party A to clients on a timely, safe, and confidential basis;

6.	To provide the basic information of lending business as required by Party A truthfully; to accept the investigation on Party B and its business conducted by Party A;

7.	To pay the service fee and the deposit as agreed in Article 7 and 8;

8.	To comply with the basic principles of depository business and provide excellent service for clients and settle disputes on a timely basis;

9.	To be prohibited from misleading publicity to clients and overstatement of the service scope provided by Party A and the responsibilities and ensure that Party A will not suffer any reputation and financial losses due to Party B’s business activities;

10.	To be prohibited from obtaining the clients’ transaction passwords, authentication codes by illegal means;

11.	To be prohibited from directly granting or extending the service provided by Party A for any third party’s use;

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12.	To cooperate on optimization and upgrading of the system as required by Party A;

13.	To publish any picture or text concerning Party A on the Internet and via media with Party A’s consent;

14.	To fulfill confidentiality obligation, not to disclose information such as the fee rates for the cooperation between both parties, the system demand, and the technical system interface.

15.	To settle any complaint or dispute arising from the depository service as specified in Article 9 on a timely basis;

16.	To agree to execute the Tripartite Agreement on Guangdong Huaxing Bank Individual Network Lending Platform Clients Fund Depository Business (see attached) with Party A and client(s) in electronic form;

17.	To provide the services related to depository business through Party A’s system within 3 months upon completion of Party A’s system integration and operation, and terminate the depository, supervision, trust, and payment and settlement business with non-bank institutions within 6 months;

18.	In case of Party B’s termination of this Agreement or discontinuation of the business, Party B shall negotiate with Party A at least one month in advance; discontinuation of the business shall be subject to definition of further rights and obligations as agreed by both parties.

(II)	Party B’s Rights

1.	Party B has the right to obtain the client fund depository service provided by Party A as agreed.

2.	Party B has the right to require Party A to assist in settlement of complaints and disputes arising from the depository service.

Article 7 Service Fee and Relevant Provisions

(I)	Charges for Prepayment:

Charges for prepayment=prepayment amount of third party payment company * 0.3%, which shall be paid prior to the 10th business day of each month.

(II)	Service Fee:

Charges payable=amount of loan released of each month X appropriate ratio.

In case that the charges payable calculated is greater than the ceiling limit, the amount equal to the ceiling limit shall be paid as the service fee; In case that the charges payable calculated is less than the floor limit, the amount equal to the floor limit shall be paid as the service fee. The range of loan released, appropriate ratio, ceiling limit, and floor limit shall be as follows:

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Range of loan released (ten thousand)	Appropriate ratio	Ceiling limit (ten thousand)	Floor limit (ten thousand)

0 (Incl.) - 1500	0.10%	1.2	0.85

1500 (Incl.) - 5000	0.07%	None	1.2

5000 (Incl.)	0.05%	5	3.5

(III)	Payment Account

Account Name: Ihongsen Payment Collection

Account No.: 897001016021070121

Bank Name: Guangzhou Branch Business Office, Guangdong Huaxing Bank

Article 8 Deposit and Relevant Provisions

(I)	The deposit will be used for the purpose of indemnification for Party A’s loss of reputation due to Party B’s fault only, and will not be served as indemnification for any risks arising from Party B’s operation, payment, disbursement, and guarantee etc.

(II)	Party B’s faults which may result in Party A’s loss of reputation include:

1.	negative publicity about Party B in public channels, such as internet or traditional media etc.;

2.	Party B’s unusual operation resulting in clients’ complaints on a large scale;

3.	Party B’s shift of responsibilities in bad faith specified in Article 9;

4.	Breach of the provisions on information release specified in Article 10;

5.	Other activities harming Party A’s interests.

(III)	Payment Terms of Deposit:

1.	Calculation:

☐	Deposit shall be paid in full prior to the 5th business day of each month;

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°	The amount of the deposit shall be RMB 500,000 yuan, which shall be paid prior to operation of the business:

2.	Retention Period and Time of Payment:

°	The deposit shall be retained during the term of this Agreement;

(IV)	Daily Management on the Deposit

1.	The deposit shall be paid as agreed. In case of Party B’s failure to pay the deposit, Party A has the right to suspend or terminate the service agreed herein;

2.	In case of Party B’s fault resulting in Party A’s loss of reputation, the deposit may be forfeited without any notice to Party B. Any forfeited deposit will not be refunded.

(1)	In case that Party A’s loss of reputation and relevant damage may be evaluated as a fixed amount, the fixed amount shall be deducted from the deposit.

(2)	In case that Party A’s loss of reputation and relevant damage are unable to be evaluated as a fixed amount, Party A will forfeit less than 20% of the deposit for minor loss, 20% (incl.) to 50% for medium loss, and 50% (incl.) to 100% (incl.) for major loss. Any forfeited deposit will not be refunded.

For the purpose of this Agreement, the minor loss means negative publicity about Party A in small scale due to Party B’s fault, which spreads in small extent of area, audience, and media; the medium loss means negative publicity about Party A in medium scale due to Party B’s fault, which spreads in large extent of area, audience, and well-known media or results in customer complaints against Party A; the major loss means negative publicity about Party A in large scale due to Party B’s fault, which spreads in widespread extent of area, audience, and nationwide well-known media or results in large-scale customer complaints against Party A; or Party B’s senior management loses contact.

(3)	In case of Party B’s failure in payment of the deposit, a deposit in an amount not less than RMB 50,000 yuan shall be paid first and then forfeited; or a fine equal to the appropriate amount shall be directly paid.

3.	In case of termination of the cooperation as agreed by both parties, the deposit will be returned to Party B upon completion of the repayment for all of Party B’s subject loans released through this business.

Article 9 Customer Service and Handling of Unusual Situations

(I)	Party B is the primary customer service organization of this business, in charge of processing customers’ inquiries and complaints etc. on the front lines. In case of any customer conflict during the operation of the business, Party B shall actively comfort the customer and conclude reconciliation, other than shift the conflict to Party A. Party B’s shift of responsibilities in bad faith, which results in Party A’s loss of reputation, shall be subject to the provisions in Article 8.

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(II)	Party A shall provide instruction of business rules to Party B. For any issues unrelated to the business rules, Party A is obligated to assist Party B in handling the relevant issues as per following procedures:

1.	Each party shall inform the other party of any unusual situation on a timely basis;

2.	Both parties shall investigate; Party B is responsible for customer service; Party A provides necessary assistance;

3.	Upon verification of the problem, Party A shall make accounting adjustments according to the actual transactions.

Article 10 Information Release

Party B’s following actions shall be subject to Party A’s consent in writing or by email:

(I)	Party B or its staffs declare the fund depository service provided by Party B or Party A for their clients in the form of publication, release, announcement, and distribution etc. through public channels, such as internet and traditional media etc.;

(II)	Party B or its staffs declare any contents containing any information concerning Party A in the form of publication, release, announcement, and distribution etc., including but not limited to Party A’s name, product, employees’ texts, pictures, and trademark etc.

Article 11 Governing Law and Dispute Resolution

This Agreement shall be governed by the law of the People’s Republic of China; any disputes in connection with the execution hereof shall be settled through negotiation or mediation; should no settlement be reached, the case shall be submitted to the people’s court at the place of Party A’s premises (Tianhe District, Guangzhou) for litigation.

Article 12 Term of the Agreement

The term of this Agreement shall be one year. This Agreement shall be automatically renewed for one year upon expiration with the consent of both parties.

Article 13 Effectiveness and Termination of the Agreement

(I)	This Agreement shall come into effect upon affixing the official seal of Party A and Party B.

(II)	In any one of the following events, the non-defaulting party may terminate this Agreement immediately after giving a notice to the defaulting party in writing, by email or telephone etc.:

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1.	Either party breaches the Agreement or fails in performance of relevant obligations, and further fails in correction upon receipt of the written notice from the other party;

2.	Either party’s serious default during the term of this Agreement causes a failure in fulfillment of the purpose of this Agreement.

Article 14 Anti-Corruption and Anti-Bribery

(I)	Each party under this Agreement understands and agrees to comply with the laws and regulations of the People’s Republic of China on anti-corruption and anti-bribery.

(II)	Either party or its representative shall not give or agree to give the key personnel, representative, or other relevant staffs of the other party any illegal benefits beyond that agreed herein in any form, including but not limited to money, negotiable securities, shopping cards, gifts or solicit any illegal benefits from any key personnel, representative, or other relevant staffs of the other party. Otherwise, the said party must make indemnification for all losses caused to the other party.

(III)	The “other relevant staffs” referred in above (II) means the personnel directly or indirectly having interest in the business under this Agreement other than the key personnel and the representative of the other party, including but not limited to the relative and friends of the key personnel and the representative of the other party.

Article 15 Miscellaneous

Not applicable.

Article 16 Supplementary Provisions

(I)	This Agreement may be amended or terminated in writing as agreed by both parties;

(II)	Each party has fully reviewed and understood all provisions herein and fully acknowledges and agrees upon its own rights and obligations under this Agreement.

(III)	This Agreement is executed in quadruplicate; each party holds two, having the same legal effect.

Party A	Party B

Guangdong Huaxing Bank Co., Ltd. (Special Seal for Business Contract)	Sichuan Senmiao Ronglian Technology Limited (Seal)

February 23, 2017	February 23, 2017

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Attachment:

Form of Tripartite Agreement on Guangdong Huaxing Bank Individual Network Lending Platform Client Funds Depository Business

Party A: Individual investing and/or applying for loan in the individual network lending platform operated by Party B

Party B: Individual network lending platform

Party C: Guangdong Huaxing Bank Co., Ltd.

Party A is an individual investing and/or applying for loan in the individual network lending platform operated by Party B; Party B and Party C develop the cooperation on individual network lending platform clients fund depository business. Party A, Party B, and Party C enter into this Agreement for the purpose of clarifying each party’s rights and obligations as well as regulating the three parties’ business activities on the basis of free will, equality, and mutual benefits to comply with.

Article 1 Terms and Definitions

(I)	“Individual network lending” (hereinafter referred to as “network lending”) means the lending and borrowing directly between individuals through online platform.

(II)	“Individual network lending platform” (hereinafter referred to as “network lending platform”) means the institution operated by Party B, providing intermediary service, including information exchange, match, and credit assessment etc. for investors and borrowers, as well as its online platform and system.

(III)	“Client Funds depository business” (hereinafter referred to as “depository business”) means a product developed by Party C for satisfying the depository demand of network lending transaction funds; its main functions include account opening, bidding, loan release, and repayment etc. Clients shall independently open an account with Party C upon completion and operation of the system integration by Party B and Party C; Party C shall manage and supervise clients’ funds, so as to implement management on clients’ funds and the funds of Party B in separate accounts.

(IV)	“Client” means the person who registers with the network lending platform, concludes transactions, and receives the funds depository business provided by Party C. It shall be divided into investor and borrower according to supply or demand of funds.

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(V)	“Subject” means a financing demand released by the network lending platform.

(VI)	“Bidding” means the process that the investor makes investment on certain subject through the network lending platform, and Party C suspends the payment of the investment funds.

(VII)	“Loan Release” means the process that Party B issues an instruction to Party A to cancel the suspension of payment of all bidding funds for certain subject in the case of fulfillment of the conditions of loan release, and transfer them to the payment account designated by the borrower, and to credit any amount receivable by the institution (if any) to the settlement account of the institution.

(VIII)	“Repayment” means the process that the borrower makes repayment for the investor; Party B issues an instruction to Party C to transfer the amount from the borrower’s account to the investor’s account, and to credit any amount receivable by the institution (if any) to the settlement account of the institution.

Article 2 Representations

(I)	Party A’s Representations

1.	Party A has valid qualifications of investment or/and application for loan, commits no activities prohibited or restricted from carrying out network lending transactions by laws, regulations, rules, other regulatory documents, and Party B’s transaction rules.

2.	Party A warrants that all certificates and information provided for Party B and Party C are legal, authentic, accurate, complete, and valid. In case of any change in Party A’s information, Party A must notify Party B and Party C as agreed on a timely basis.

3.	Party A warrants that its funding source conforms to laws and regulations, and is allowed to be invested in network lending transaction and free from any financial crimes, such as money laundering etc.

4.	Party B shall declare the risks in network lending transactions to Party A; Party A has clearly understood and agrees to accept the transaction risks.

5.	Party A has clearly understood that Party C is liable for the clients depository service only; Party C will not intervene Party B’s business activities, review the subject and client, provide guarantee for the lending and borrowing, be liable for any losses caused to client due to lending nor make collection of payment or direct deduction.

6.	Party A agrees to comply with relevant laws, regulations, and Party B’s transaction rules.

7.	Party A agrees Party C is responsible for accounting process according to the electronic instruction and information sent by Party B’s platform and system.

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8.	Party A agrees Party B and Party C may suspend or terminate this business as agreed by the both parties.

9.	Party A has carefully read and fully understood all provisions herein, especially the provisions on the responsibilities of Party B and Party C, and agrees upon all of the provisions. Party A fully understands the results of all operations through Party B’s internet platform; any risks in funds and operation arising thereof shall be Party A’s responsibilities; Party A shall select the investment targets with due diligence.

(II)	Party B’s Representations

1.	Party B is a network lending platform established according to law, having appropriate qualifications for carrying out network lending business.

2.	Party B warrants that the investor, borrower, and the information of lending projects registered on its service platform are authentic and valid, free from false borrowers and lending projects, or any activities harming the legal rights of the investor, such as fabrication of lending projects for borrowers or intentional withholding of major defects of lending projects; otherwise, Party B will bear the economic and legal liabilities arising thereof.

3.	Party B warrants that any electronic instruction and information submitted to Party C’s system through its own service system shall be automatically generated based on Party A’s authorization; the information and instruction shall fully conform to Party A’s intention, and shall not go against the agreement between Party B and Party A; they shall be authentic, complete, accurate, and valid; Party B accepts Party C’s accounts and accounting process according to the electronic instruction and information. In case of any loss caused to any related parties, such as Party A or Party C etc. due to inaccurate, inauthentic, incomplete, and invalid instruction or information, Party B warrants to bear the liabilities for the faults.

4.	Party B is obligated to take effective measures to identify Party A’s identity, proactively detect and report suspicious transaction, and keep clients’ information and transaction records properly. Party B shall establish and complete the rules and regulations in respect of assistance in investigation and freezing of the assets according to relevant regulations, assist public security and judicial authorities to enquire and block the assets involved in any case on a timely basis, and corporate with public security and judicial authorities on evidence collection and enforcement.

5.	Party B will review Party A’s funding source and transaction activities with respect of the compliance with laws and regulations to ensure Party A and Party B itself commit no financial crimes, such as money laundering.

6.	Party B will comply with relevant laws, regulations, and transaction and settlement rules.

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7.	Party B agrees that Party A may suspense or terminate this business as agreed by both parties.

8.	Party B has carefully read and fully understood all provisions herein, especially the provisions on the responsibilities of Party C, and agrees to all of the provisions.

(III)	Party C’s Representations

1.	Party C is a commercial bank established according to law; it will bear the responsibilities as agreed herein other than the responsibilities of reviewing the compliance with laws and regulations of Party A’s funding source.

2.	Party C is not liable for reviewing the authenticity and validity of the borrowers and lending projects provided by Party B, and will not guarantee for borrowers’ repayment for the lending projects.

3.	Party C is obligated to assist public security and judicial authorities to investigate and freeze the assets involved in any case on a timely basis, and corporate with public security and judicial authorities on evidence collection and enforcement according to relevant regulations in respect of assistance in enquiry and block.

4.	Party C has the right to suspend or terminate this business as agreed with Party B, and carry out relevant accounting process.

5.	Party C is not liable for any losses and liabilities arising from cease of the service ordered by regulatory authorities.

6.	Party C and its partners may send business information to Party A.

Article 3 Basic Rules

(I)	Account

1.	Party A’s account which is used for network lending transactions shall be the special account for individual network lending transaction under Party A’s name kept with Party C.

2.	Party C has the right to require Party A for transaction authentication upon account opening and transactions; authentication methods include transaction password and authentication code etc.

(II)	Prepayment into Account

1.	The prepayment shall be initiated by Party A; Party B shall provide the channel for business processing.

2.	Party A may, at its option, make the prepayment through its other individual account kept with Party C or through making deduction by Party C’s partners.

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(III)	Withdrawal of Funds

1.	Withdrawal of funds shall be initiated by Party A; Party B shall provide the channel for business processing.

2.	Party A may withdraw the funds to its other individual account kept with Party C or to other individual account which satisfies Party C’s requirements.

(IV)	Bidding

1.	The bidding shall be initiated by Party A; Party B shall provide the channel for business processing.

2.	Payment of the investment funds in the account shall be suspended after bidding; the funds suspended shall not be used for bidding or other settlement prior to cancellation of the suspension of payment.

3.	In the case that Party B provides the automatic bidding service which Party A agrees to accept, Party A authorizes Party B to submit automatic bidding upon fulfillment of the bidding conditions. The authorization documents shall be kept by Party B, and Party B shall provide support at Party C’s request for review. In case of any losses caused to Party C or the person repaying the loan due to Party B’s failure in obtaining the proper authorization of the person repaying the loan, Party B shall bear any liabilities arising thereof.

4.	In case of Party A’s bidding subject to Party B’s review, any failure in bidding due to Party B’s rejection in the review shall not be the responsibilities of Party C.

(V)	Loan Release

1.	In case of fulfillment of the conditions of loan release subject to Party B’s review, Party B shall send the loan release information and instruction to Party C;

2.	Party C shall automatically cancel the suspension of payment of the investment funds for bidding according to the information and instruction, and transfer the funds to the account designated by the borrower.

3.	Any failure in loan release due to Party B’s rejection in the review shall not be the responsibilities of Party C.

(VI)	Repayment for Loan

1.	The repayment of loan shall be initiated by Party A; Party B shall provide the channel for business processing.

2.	The repayment shall be made from the account designated by the borrower to the account designated by the investor.

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3.	In case that Party B provides the automatic repayment service which Party A agrees to accept, Party A authorizes Party B to make repayment automatically as agreed. The authorization documents shall be kept by Party B, and Party B shall provide support at Party C’s request for review. In case of any losses caused to Party C or the person repaying the loan due to Party B’s failure in obtaining the proper authorization of the person repaying the loan, Party B shall bear any liabilities arising thereof.

(VII)	Charges

1.	Party B warrants that any expenses charged from Party A are subject to Party A’s authorization; The authorization documents shall be kept by Party B, and Party B shall provide support at Party C’s request for review.

2.	Party C will make deductions according to Party B’s information and instruction without further review of the amounts deducted and collected; any dispute arising from the deduction and collection between Party A and Party B shall be settled by Party A and Party B; any claim arising thereof shall not be filed against Party C.

(VIII)	Transfer-out

In case of suspension or termination of the cooperation between Party B and Party C, Party A shall timely withdraw the funds out of the special account for network lending transactions as arranged by Party B or Party C. In case of failure in withdrawal of funds upon termination of the cooperation between Party B and Party C, Party C will transfer the funds to Party A’s other individual accounts kept with Party C.

Article 4 Anti-Corruption and Anti-Bribery

(I)	Each party under this Agreement understands and agrees to comply with the laws and regulations of the People’s Republic of China on anti-corruption and anti-bribery.

(II)	Any party or its representative shall not give or agree to give the key personnel, representative, or other relevant staffs of other parties any illegal benefits beyond that agreed herein in any form, including but not limited to money, negotiable securities, shopping cards, gifts, or tourism etc. or solicit any illegal benefits from any key personnel, representative, or other relevant staffs of the other parties. Otherwise, the said party must make indemnification for all losses caused to other parties.

(III)	The “other relevant staffs” referred in above (II) means the personnel directly or indirectly having interest in the business under this Agreement other than the key personnel and the representative of other parties, including but not limited to the relative and friends of the key personnel and the representative of other parties.

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Article 5 Governing Law and Jurisdiction

This Agreement shall be governed by the law of the People’s Republic of China; any dispute in connection with execution hereof shall be settled through negotiation or mediation by the three parties; should no settlement be reached, the case shall be submitted to the people’s court at the place of Party C’s premises (Tianhe District, Guangzhou) for litigation.

Article 6 Miscellaneous

(I)	Party C has the right to upgrade and modify the system. In case of cancellation or suspension of service, or any change in the account numbers of Party A and Party B, and service contents, items, and methods etc. due to Party C’s upgrading and modification, Party C will release announcement in advance; however, any notice will not be given to Party B and Party B separately.

(II)	Party C has the right to amend the service terms, and release the updated terms and conditions through the channels, including official website and internet lending platform etc.; however, any notice will not be given to Party B and Party B separately. Party B’s use of the service after amendment on the service terms shall be deemed that it has understood and agreed to accept the amendment.

(III)	In case of improper operation of the services due to any reasons not attributable to Party C, such as force majeure or problems with power supply, telecommunication, or network etc., Party C will assist Party A and Party B to solve the problem or provide necessary assistance as the case may be; however, Party C will not bear any responsibilities arising thereof.

(IV)	In case of any accounting error due to failure in network or telecommunication or any other reasons during the transaction, Party C has the right to make accounting adjustment according to the actual transactions.

☐	I’ve carefully read the Tripartite Agreement on Guangdong Huaxing Bank Individual Network Lending Platform Client Funds Depository Business, and agree to accept the terms and conditions herein.

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